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                                                               EXHIBIT 24.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-17857 of Tyco Toys, Inc. and subsidiaries on Form S-8 of our report dated February 7, 1996, except for Note 5, as to which the date is February 15, 1996 appearing in this Annual Report on Form 10-K of Tyco Toys, Inc. for the year ended December 31, 1995.


DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
March 26, 1996

(#7521)